UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013 (June 25, 2013)

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Carbon Natural Gas Company (“Carbon”) was held on June 25, 2013 (the “Annual Meeting”), at which the stockholders voted on the following matters:

1.
The election of five (5) members (James H. Brandi, Bryan H. Lawrence, Peter A. Leidel, Patrick R. McDonald and Edwin H. Morgens) to Carbon’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified; and

2.	The appointment of EKSH LLLP, as Carbon’s independent registered accounting firm.

Carbon did not solicit proxies with respect to the matters voted upon at the Annual Meeting.  The Board of Directors was re-elected in its entirety and Carbon collected ballots reflecting the approval of EKSH LLLP as Carbon’s independent registered public accounting firm voted as follows:

	Votes For	Votes Against	Abstained
Appointment of independent registered public accounting firm	62,205,118	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer
Dated: July 1, 2013